UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 9, 2006

THRIFTY PRINTING INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-122005

(Commission File Number)

N/A

(IRS Employer Identification No.)

Suite 101 – 4837 Canyon Ridge Crescent, Kelowna, British Columbia, V1W 4A1, Canada

(Address of principal executive offices and Zip Code)

(250) 764-9701

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 24, 2006, the board of directors of our company approved a six (6) for one (1) forward stock split (the "Forward Stock Split") of our authorized, issued and outstanding common stock. The Forward Stock Split will be effective with the Secretary of State of Nevada on June 12, 2006. The record date was set at June 12, 2006. As a result, our authorized capital will increase from 25,000,000 shares of common stock with a par value of $0.001 to 150,000,000 shares of common stock with a par value of $0.001. Our issued and outstanding share capital will increase from 3,200,000 shares of common stock to 19,200,000 shares of common stock.

Item 7.01.	Regulation FD Disclosure

The Forward Stock Split will become effective with NASDAQ’s Over-the-Counter Bulletin Board at the opening for trading on June 12, 2006 under the new stock symbol “THFY”. The new CUSIP number is 885875.

Item 9.01.	Financial Statements and Exhibits.

99.1        Certificate of Change filed with the Secretary of State of Nevada on May 30, 2006 with an effective date of June 12, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THRIFTY PRINTING INC.

/s/ Harvey Lalach

By: Harvey Lalach

President

Date: June 9, 2006